EX-99.(n)(2)

                                   PBHG FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS A SHARES

1.  Class-Specific Distribution Arrangements; Other Expenses

                  Sales Charges. Class A shares are sold at net asset value plus a front-end sales charge as approved from time to time by the Trustees and set forth in the Trust's Prospectus and Statement of Additional Information (together, the "Prospectus"), which sales charge may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers or transactions as permitted by Section 22(d) of the 1940 Act and as set forth in the Trust's Prospectus. Certain large purchases of Class A shares that are not subject to a front-end sales charge as a result of the foregoing may be subject to a contingent deferred sales charge ("CDSC"). The terms and conditions of the CDSC, including the period of years following acquisition of Class A shares that such CDSC will apply and the CDSC rate, shall be as set forth in the Trust's Prospectus the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class A shares unless so provided in the Trust's Prospectus. The offering price of Class A shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the 1940 Act and the rules and regulations thereunder.

                  Method of CDSC Calculation. The CDSC shall be assessed on an amount equal to the lower of the cost or the current market value of the Class A shares being redeemed. The order in which Class A shares are to be redeemed when not all of such shares would be subject to a CDSC shall be determined by the Trust's distributor in accordance with the provisions of Rule 6c-10 under the 1940 Act and set forth in the Trust's Prospectus.

                  Rule 12b-1 Fee. Class A shares may be subject to Rule 12b-1 fees as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to Rule 12b-1 fees shall be governed by the Rule 12b-1 Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Rule 12b-1 fees will be paid to the Trust's distributor as compensation for services provided and expenses incurred in connection with the offering and sale of Class A shares of the Trust, which may include, without limitation, payment by the Trust's distributor of all or a portion of the Rule 12b-1 fees to financial intermediaries, plan fiduciaries and investment professionals ("Service Providers") for providing services in connection with the offering and sale of Class A shares, interest and other financing costs, and such other distribution-related activities identified in Rule 12b-1, as it may be amended from time to time. The Trust, on behalf of the applicable Portfolio, will make monthly payments to the Trust's distributor under the Rule 12b-1 Plan based on the average net asset value of Class A shares.


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                  Service Fee. Class A shares may be subject to a service fee
(the "Service Fee") as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to the Service Fee shall be governed by a Service Plan adopted by the Trust with respect to such fees. The Service Fee will be paid to Service Providers as compensation for providing personal shareholder services and/or account maintenance services to shareholders or to the underlying beneficial owners of Class A shares. All or a portion of the Service Fee may be made to the Trust's distributor to compensate it for administering the Service Plan, or for providing the services contemplated therein. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Service Providers and/or the Trust's distributor under the Service Plan based on the average net asset value of Class A shares that are serviced or supported by such Service Providers or distributor.

2.  Exchange Privileges

                  Class A shares of each Fund may be exchanged for Class A shares of each other Portfolio offering Class A shares, subject to such terms and limitations disclosed in the Trust's Prospectus. Depending upon the Portfolio from which and into which an exchange is being made and when the Class A shares were purchased, Class A shares being acquired in an exchange may be acquired at their offering price, at their net asset value or by paying the difference in sales charges, as disclosed in the Trust's Prospectus. Shareholders are limited to four exchanges into and out of the PBHG Cash Reserves Fund per year.

3.  Voting Rights.

                  Each Class A shareholder will have a vote equal to the economic value of their Class A shares held. Class A shareholders will be entitled to vote on issues relating to Class A Rule 12b-1 fees (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Class A differ from the interests of any other class.

4.  Conversion Rights.

                  Class A shares do not have a conversion feature.

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                                   PBHG FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS C SHARES

1.  Class-Specific Distribution Arrangements; Other Expenses

                  CDSC. Class C shares are sold at net asset value but are subject to a contingent deferred sales charge ("CDSC"). The CDSC shall apply for the period of one year following acquisition of Class C shares and at a rate as set forth in the Trust's Prospectus and Statement of Additional Information (together, the "Prospectus"), the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class C shares unless so provided in the Trust's Prospectus. The offering price of Class C shares subject to a CDSC shall be computed in accordance with Rule 22c-1 and Section 22(d) of the 1940 Act and the rules and regulations thereunder.

                  Method of CDSC Calculation. The CDSC shall be assessed on an amount equal to the lesser of cost or current market value of the Class C shares being redeemed. The order in which Class C shares are to be redeemed when not all of such shares would be subject to a CDSC shall be determined by the Trust's distributor in accordance with the provisions of Rule 6c-10 under the 1940 Act.

                  Rule 12b-1 Fee. Class C shares may be subject to a Rule 12b-1 fee as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to Rule 12b-1 fees shall be governed by the Rule 12b-1 Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Rule 12b-1 fees will be paid to the Trust's distributor as compensation for services provided and expenses incurred in connection with the offering and sale of Class C shares of the Trust, which may include, without limitation, payment by the Trust's distributor of all or a portion of the Rule 12b-1 fees to financial intermediaries, plan fiduciaries and investment professionals ("Service Providers") for providing services in connection with the offering and sale of Class C shares, interest and other financing costs, and such other distribution-related activities identified in Rule 12b-1, as it may be amended from time to time. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Trust's distributor under the Rule 12b-1 Plan based on the average net asset value of Class C shares.

                  Service Fee. Class C shares may be subject to a service fee (the "Service Fee") as approved from time to time by the Trustees and set forth in the Trust's Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to the Service Fee shall be governed by the Service Plan adopted by the Trust with respect to such fees. The Service Fees will be paid to Service Providers as compensation for providing personal shareholder services and/or account maintenance services to shareholders or to the underlying beneficial owners of Class C shares. All or a portion of the Service Fee may be made to the Trust's distributor to compensate it for administering the Service Plan, or for providing the services contemplated therein. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Service Providers and/or the Trust's distributor under the Service Plan based on the average net asset value of Class C shares that are serviced or supported by such Service Providers or distributor.

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2.  Exchange Privileges

                  Class C shares of each Fund may be exchanged for Class C shares of each other Portfolio offering Class C Shares, subject to such terms and limitations disclosed in the Trust's Prospectus. Depending upon the Portfolio from which and into which an exchange is being made and when the Class C shares were purchased, Class C shares being acquired in an exchange may be acquired at their offering price, at their net asset value or by paying the difference in sales charges, as disclosed in the Trust's Prospectus. Shareholders are limited to four exchanges into and out of the PBHG Cash Reserves Fund per year.

3.  Voting Rights.

                  Each Class C shareholder will have a vote equal to the economic value of their Class C shares held. Class C shareholders will be entitled to vote on issues relating to Class C Rule 12b-1 fees (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Class C differ from the interests of any other class.

4.  Conversion Rights.

                  Class C shares do not have a conversion feature.

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